Exhibit 99.1

Electronic Arts Reports Strong Q3 FY24 Results
EA SPORTS FCTM Momentum Continues, Driving Record Live Services Net Bookings

REDWOOD CITY, CA – January 30, 2024 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its third quarter ended December 31, 2023.

“Our incredible teams delivered a strong Q3, entertaining hundreds of millions of people across our portfolio, driving deep engagement and record live services,” said Andrew Wilson, CEO of EA. “We remain focused on growing our biggest franchises and delivering new, innovative games and experiences for our global communities.”

“EA SPORTS FC outperformed expectations again this quarter, delivering 7% year-over-year net bookings growth, as momentum continued through the FC brand transition,” said Stuart Canfield, CFO of EA. “We will continue to build upon the strength within our portfolio, while prioritizing investments in our largest opportunities for multi-year growth.”

Selected Operating Highlights and Metrics1

•Net bookings2 for Q3 was $2.366 billion, up 1% year-over-year (up 2% in constant currency).
•Live services and other net bookings for Q3 achieved a record $1.712 billion, up 3% year-over-year (up 5% in constant currency). On a trailing twelve-month basis, live services were 73% of our business.
•The EA SPORTS FCTM franchise outperformed Q3 expectations, delivering 7% net bookings growth against a prior year that included the World Cup.
•EA SPORTSTM Madden NFL delivered net bookings growth of 5% year-over-year.

Selected Financial Highlights and Metrics

•Net revenue was $1.945 billion for the quarter.
•Net cash provided by operating activities for the quarter was $1.264 billion, up 13% year-over-year. For the trailing twelve months, net cash provided by operating activities was a record $2.352 billion.
•EA repurchased 2.5 million shares for $325 million during the quarter, bringing the total for the trailing twelve months to 10.4 million shares for $1.300 billion.

Dividend

EA has declared a quarterly cash dividend of $0.19 per share of the Company’s common stock. The dividend is payable on March 20, 2024 to shareholders of record as of the close of business on February 28, 2024.

Quarterly Financial Highlights

	Three Months Ended
	December 31,
(in $ millions, except per share amounts)	2023	2022
Full game	618	622
Live services and other	1,327	1,259
Total net revenue	1,945	1,881

Net income	290	204
Diluted earnings per share	1.07	0.73

Operating cash flow	1,264	1,123

Value of shares repurchased	325	325
Number of shares repurchased	2.5	2.6

Cash dividend paid	51	52

The following GAAP-based financial data3 and tax rate of 19% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Three Months Ended December 31, 2023
	GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Restructuring and related charges	Stock-based compensation
Total net revenue	1,945	—	421	—	—
Cost of revenue	529	(16)	—	—	(2)
Gross profit	1,416	16	421	—	2
Total operating expenses	1,051	(21)	—	—	(149)
Operating income	365	37	421	—	151
Interest and other income (expense), net	17	—	—	—	—
Income before provision for income taxes	382	37	421	—	151
Number of shares used in computation:
Diluted	271

Trailing Twelve Months Financial Highlights

	Twelve Months Ended
	December 31,
(in $ millions)	2023	2022
Full game	2,054	2,003
Live services and other	5,603	5,374
Total net revenue	7,657	7,377

Net income	1,079	1,039

Operating cash flow	2,352	1,377

Value of shares repurchased	1,300	1,295
Number of shares repurchased	10.4	10.2

The following GAAP-based financial data3 and a tax rate of 19% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results.

	Twelve Months Ended December 31, 2023
	GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Restructuring and related charges	Stock-based compensation
Total net revenue	7,657	—	53	—	—
Cost of revenue	1,801	(72)	—	—	(8)
Gross profit	5,856	72	53	—	8
Total operating expenses	4,397	(96)	—	(158)	(570)
Operating income	1,459	168	53	158	578
Interest and other income (expense), net	51	—	—	—	—
Income before provision for income taxes	1,510	168	53	158	578

Operating Metric

The following is a calculation of our total net bookings2 for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in $ millions)	2023	2022	2023	2022
Total net revenue	1,945	1,881	7,657	7,377
Change in deferred net revenue (online-enabled games)	421	461	53	(231)
Total net bookings	2,366	2,342	7,710	7,146

Business Outlook as of January 30, 2024

Fourth Quarter Fiscal Year 2024 Expectations – Ending March 31, 2024

Financial outlook metrics:
•Net revenue is expected to be approximately $1.625 billion to $1.925 billion.
◦No change in deferred net revenue (online-enabled games) is expected.
•Net income is expected to be approximately $54 million to $183 million.
•Diluted earnings per share is expected to be approximately $0.20 to $0.68.
•The Company estimates a share count of 271 million for purposes of calculating diluted earnings per share.

Operational outlook metric:
•Net bookings2 is expected to be approximately $1.625 billion to $1.925 billion.

In addition, the following outlook for GAAP-based financial data3 and long-term tax rate of 19% are used internally by EA to adjust GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ended March 31, 2024
	GAAP-Based Financial Data*
(in $ millions)	GAAP Guidance Range	Acquisition-related expenses**	Change in deferred net revenue (online-enabled games)	Restructuring and related charges	Stock-based compensation
Total net revenue	1,625 to 1,925	—	—	—	—
Cost of revenue	360 to 410	(30)	—	—	(5)
Operating expense	1,125 to 1,205	(75)	—	—	(150)
Income before provision for income taxes	158 to 325	105	—	—	155
Net income	54 to 183
Number of shares used in computation:
Diluted shares	271
*The mid-point of the range has been used for purposes of presenting the reconciling items.
** Subsequent to December 31, 2023, we impaired certain acquisition-related intangible assets totaling approximately $70 million that will be recorded in the fourth quarter of fiscal year 2024.

Fiscal Year 2024 Expectations – Ending March 31, 2024

Financial outlook metrics:
•Net revenue is expected to be approximately $7.408 billion to $7.708 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately ($19) million.
•Net income is expected to be approximately $1.145 billion to $1.274 billion.
•Diluted earnings per share is expected to be approximately $4.21 to $4.68.
•Operating cash flow is expected to be approximately $1.950 billion to $2.100 billion.
•The Company estimates a share count of 272 million for purposes of calculating diluted earnings per share.

Operational outlook metric:
•Net bookings2 is expected to be approximately $7.389 billion to $7.689 billion.

In addition, the following outlook for GAAP-based financial data3 and long-term tax rate of 19% are used internally by EA to adjust GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ended March 31, 2024
	GAAP-Based Financial Data*
(in $ millions)	GAAP Guidance Range	Acquisition-related expenses**	Change in deferred net revenue (online-enabled games)	Restructuring and related charges	Stock-based compensation
Total net revenue	7,408 to 7,708	—	(19)	—	—
Cost of revenue	1,713 to 1,763	(77)	—	—	(11)
Operating expense	4,271 to 4,351	(145)	—	(3)	(580)
Income before provision for income taxes	1,487 to 1,654	222	(19)	3	591
Net income	1,145 to 1,274
Number of shares used in computation:
Diluted shares	272
*The mid-point of the range has been used for purposes of presenting the reconciling items.
** Includes Q4 impairment of acquisition-related intangible assets as per previous table.

Conference Call and Supporting Documents
Electronic Arts will host a conference call on January 30, 2024 at 2:00 pm PT (5:00 pm ET) to review its results for the third quarter ended December 31, 2023 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (888) 330-2446 (domestic) or (240) 789-2732 (international), using the conference code 5939891 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until February 14, 2024 at (800) 770-2030 (domestic) or (647) 362-9199 (international) using conference code 5939891. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s expectations under the heading “Business Outlook as of January 30, 2024” and other information regarding EA's expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of, and integrate, acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; economic and geopolitical conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

These forward-looking statements are current as of January 30, 2024. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2023. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2023.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2023, EA posted GAAP net revenue of approximately $7.4 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS FC™, Battlefield™, Apex Legends™, The Sims™, EA SPORTS Madden NFL, Need for Speed™, Titanfall™, Plants vs. Zombies™ and EA SPORTS F1®. More information about EA is available at www.ea.com/news.

EA, EA SPORTS, EA SPORTS FC, Battlefield, Need for Speed, Apex Legends, The Sims, Titanfall, and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL, FIFA and F1 are the property of their respective owners and used with permission.

For additional information, please contact:

Katie Burke	Erin Rheaume
Director, Investor Relations	Director, Financial Communications
650-628-7605	650-628-7978
katieburke@ea.com	erheaume@ea.com

1 For more information on constant currency, please refer to the earnings slides available on EA’s IR Website.

2 Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

3 For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2023.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,

	2023	2022	2023	2022
Net revenue	1,945	1,881	5,783	5,552
Cost of revenue	529	568	1,353	1,344
Gross profit	1,416	1,313	4,430	4,208
Operating expenses:
Research and development	584	556	1,782	1,693
Marketing and sales	276	256	785	723
General and administrative	170	162	506	503
Amortization and impairment of intangibles	21	50	70	132
Restructuring	—	—	3	—
Total operating expenses	1,051	1,024	3,146	3,051
Operating income	365	289	1,284	1,157
Interest and other income (expense), net	17	(7)	45	(12)
Income before provision for income taxes	382	282	1,329	1,145
Provision for income taxes	92	78	238	331
Net income	290	204	1,091	814
Earnings per share
Basic	1.08	0.74	4.03	2.93
Diluted	1.07	0.73	4.01	2.92
Number of shares used in computation
Basic	269	276	271	278
Diluted	271	278	272	279

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on November 1, 2023 for the three months ended December 31, 2023 plus a comparison to the actuals for the three months ended December 31, 2022.

	Three Months Ended December 31,
	2023 Guidance (Mid-Point)		2023 Actuals	2022 Actuals
		Variance
Net revenue
Net revenue	1,925	20	1,945	1,881
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	425	(4)	421	461
Cost of revenue
Cost of revenue	515	14	529	568
GAAP-based financial data
Acquisition-related expenses	(15)	(1)	(16)	(26)
Stock-based compensation	—	(2)	(2)	(2)
Operating expenses
Operating expenses	1,080	(29)	1,051	1,024
GAAP-based financial data
Acquisition-related expenses	(25)	4	(21)	(50)
Stock-based compensation	(155)	6	(149)	(139)
Income before tax
Income before tax	337	45	382	282
GAAP-based financial data
Acquisition-related expenses	40	(3)	37	76
Change in deferred net revenue (online-enabled games)[1]	425	(4)	421	461
Stock-based compensation	155	(4)	151	141
Tax rate used for management reporting	19%		19%	19%
Earnings per share
Basic	0.89	0.19	1.08	0.74
Diluted	0.88	0.19	1.07	0.73
Number of shares used in computation
Basic	270	(1)	269	276
Diluted	272	(1)	271	278

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	December 31, 2023	March 31, 2023[2]
ASSETS
Current assets:
Cash and cash equivalents	2,742	2,424
Short-term investments	362	343
Receivables, net	867	684
Other current assets	378	518
Total current assets	4,349	3,969
Property and equipment, net	561	549
Goodwill	5,382	5,380
Acquisition-related intangibles, net	501	618
Deferred income taxes, net	2,375	2,462
Other assets	449	481
TOTAL ASSETS	13,617	13,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	62	99
Accrued and other current liabilities	1,299	1,285
Deferred net revenue (online-enabled games)	1,919	1,901
Total current liabilities	3,280	3,285
Senior notes, net	1,881	1,880
Income tax obligations	482	607
Deferred income taxes, net	2	1
Other liabilities	439	393
Total liabilities	6,084	6,166

Stockholders’ equity:
Common stock	3	3
Retained earnings	7,614	7,357
Accumulated other comprehensive loss	(84)	(67)
Total stockholders’ equity	7,533	7,293
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	13,617	13,459

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
OPERATING ACTIVITIES
Net income	290	204	1,091	814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, accretion and impairment	82	122	255	363
Stock-based compensation	151	141	436	406
Change in assets and liabilities
Receivables, net	183	90	(184)	(186)
Other assets	112	(28)	186	(53)
Accounts payable	(93)	(74)	(36)	(21)
Accrued and other liabilities	138	297	(119)	28
Deferred income taxes, net	(20)	(47)	88	(203)
Deferred net revenue (online-enabled games)	421	418	18	(215)
Net cash provided by operating activities	1,264	1,123	1,735	933

INVESTING ACTIVITIES
Capital expenditures	(52)	(48)	(148)	(160)
Proceeds from maturities and sales of short-term investments	148	77	450	243
Purchase of short-term investments	(147)	(90)	(460)	(263)
Net cash used in investing activities	(51)	(61)	(158)	(180)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	3	3	43	47
Cash dividends paid	(51)	(52)	(154)	(158)
Cash paid to taxing authorities for shares withheld from employees	(58)	(44)	(178)	(161)
Repurchase and retirement of common stock	(325)	(325)	(975)	(970)
Net cash used in financing activities	(431)	(418)	(1,264)	(1,242)

Effect of foreign exchange on cash and cash equivalents	14	19	5	(41)
Change in cash and cash equivalents	796	663	318	(530)
Beginning cash and cash equivalents	1,946	1,539	2,424	2,732
Ending cash and cash equivalents	2,742	2,202	2,742	2,202

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY23	FY23	FY24	FY24	FY24	Change
Net revenue
Net revenue	1,881	1,874	1,924	1,914	1,945	3%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	461	72	(346)	(94)	421
Gross profit
Gross profit	1,313	1,426	1,556	1,458	1,416	8%
Gross profit (as a % of net revenue)	70%	76%	81%	76%	73%
GAAP-based financial data
Acquisition-related expenses	26	25	16	15	16
Change in deferred net revenue (online-enabled games)[1]	461	72	(346)	(94)	421
Stock-based compensation	2	2	2	2	2
Operating income
Operating income	289	175	542	377	365	26%
Operating income (as a % of net revenue)	15%	9%	28%	20%	19%
GAAP-based financial data
Acquisition-related expenses	76	51	41	39	37
Change in deferred net revenue (online-enabled games)[1]	461	72	(346)	(94)	421
Restructuring and related charges	—	155	3	—	—
Stock-based compensation	141	142	130	155	151
Net income (loss)
Net income (loss)	204	(12)	402	399	290	42%
Net income (loss) (as a % of net revenue)	11%	(1%)	21%	21%	15%
GAAP-based financial data
Acquisition-related expenses	76	51	41	39	37
Change in deferred net revenue (online-enabled games)[1]	461	72	(346)	(94)	421
Restructuring and related charges	—	155	3	—	—
Stock-based compensation	141	142	130	155	151
Tax rate used for management reporting	19%	19%	19%	19%	19%
Diluted earnings (loss) per share	0.73	(0.04)	1.47	1.47	1.07	47%
Number of shares used in computation
Basic	276	274	272	271	269
Diluted	278	274	274	272	271
Anti-dilutive shares excluded for loss position[3]	—	1	—	—	—

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

3 Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable though stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY23	FY23	FY24	FY24	FY24	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	423	274	301	346	431	2%
Packaged goods	199	98	142	275	187	(6%)
Full game	622	372	443	621	618	(1%)
Live services and other	1,259	1,502	1,481	1,293	1,327	5%
Total net revenue	1,881	1,874	1,924	1,914	1,945	3%
Full game	33%	20%	23%	32%	32%
Live services and other	67%	80%	77%	68%	68%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	45	(24)	(21)	24	32
Packaged goods	20	(24)	(21)	46	4
Full game	65	(48)	(42)	70	36
Live services and other	396	120	(304)	(164)	385
Total change in deferred net revenue (online-enabled games) by composition[1]	461	72	(346)	(94)	421

Net revenue by platform
Console	1,152	1,088	1,167	1,187	1,229	7%
PC & Other	435	469	451	423	420	(3%)
Mobile	294	317	306	304	296	1%
Total net revenue	1,881	1,874	1,924	1,914	1,945	3%
GAAP-based financial data
Console	423	11	(266)	(35)	377
PC & Other	29	47	(77)	(34)	33
Mobile	9	14	(3)	(25)	11
Total change in deferred net revenue (online-enabled games) by platform[1]	461	72	(346)	(94)	421

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY23	FY23	FY24	FY24	FY24	Change
CASH FLOW DATA
Operating cash flow	1,123	617	359	112	1,264	13%
Operating cash flow - TTM	1,377	1,550	1,987	2,211	2,352	71%
Capital expenditures	48	47	45	51	52	8%
Capital expenditures - TTM	213	207	193	191	195	(8%)
Repurchase and retirement of common stock	325	325	325	325	325	—
Cash dividends paid	52	52	52	51	51	(2%)
DEPRECIATION
Depreciation expense	46	58	49	49	48	4%
BALANCE SHEET DATA
Cash and cash equivalents	2,202	2,424	2,259	1,946	2,742
Short-term investments	351	343	343	359	362
Cash and cash equivalents, and short-term investments	2,553	2,767	2,602	2,305	3,104	22%
Receivables, net	836	684	517	1,047	867	4%
STOCK-BASED COMPENSATION
Cost of revenue	2	2	2	2	2
Research and development	95	96	93	113	108
Marketing and sales	15	15	11	13	14
General and administrative	29	29	24	27	27
Total stock-based compensation	141	142	130	155	151
RESTRUCTURING AND RELATED CHARGES
Restructuring	—	111	1	2	—
Office space reductions	—	44	2	(2)	—
Total restructuring and related charges	—	155	3	—	—